UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Factoring Agreement

On October 1, 2010, Zoo Publishing, Inc. (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc. (“Zoo Games”), a wholly-owned subsidiary of Zoo Entertainment, Inc. (the “Company”), entered into a Second Amendment to Factoring and Security Agreement (the “WCS Amendment”) with Working Capital Solutions, Inc. (“WCS”).  The WCS Amendment amended that certain Factoring and Security Agreement (the “Factoring Agreement”), dated September 9, 2009 and effective as of September 29, 2009, as amended on April 1, 2010, pursuant to which WCS agreed to utilize existing Zoo Publishing accounts receivable in order to provide working capital to fund all aspects of Zoo Publishing’s business operations, as previously disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2009 and on April 7, 2010, which is incorporated herein by reference.  Pursuant to the WCS Amendment, the parties amended the Factoring Agreement to, among other things: (i) increase the maximum amount of funds available pursuant to the facility to $8,000,000;  and (ii) extend its term to a period initially ending on September 30, 2012, subject to automatic renewal for successive one year periods unless Zoo Publishing terminates the Factoring Agreement with written notice 90 days prior to the next anniversary of the date of the Factoring Agreement, or  unless  Zoo Publishing terminates the Factoring Agreement on a date other than an anniversary date with 30 days prior written notice. The foregoing description of the WCS Amendment does not purport to be complete and is qualified in its entirety by reference to the WCS Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendments to Fee Letters

On October 1, 2010, the Company entered into an Amended and Restated Letter Agreement with each of Mark Seremet, the President, Chief Executive Officer and a director of the Company, and David Rosenbaum, President of Zoo Publishing, Inc. (the “Fee Letters”), which amended and restated each of those letter agreements, dated as of May 12, 2009, as amended on each of August 31, 2009 and November 20, 2009, pursuant to which, in consideration of each of Messrs. Seremet and Rosenbaum entering into guarantees with each of: (i) Wells Fargo Bank, National Association in connection with the Company’s purchase order financing; (ii) Solutions 2 Go, Inc. to guaranty the payment of all indebtedness of the Company and its affiliates in connection with that certain Advance Agreement with Solutions 2 Go, Inc. and Solutions 2 Go, LLC; and (iii) WCS in connection with the Company’s accounts receivable financing,  the Company agreed to provide certain compensation to Messrs. Seremet and Rosenbaum, as previously disclosed in those Current Reports on Form 8-K filed with the Commission  on May 18, 2009 and September 4, 2009 and November 27, 2009.

Pursuant to the Fee Letters, the Company agreed to compensate each of Messrs. Seremet and Rosenbaum $10,000 per month and $7,000 per month, respectively, in consideration for each of their guarantees under the Company’s purchase order financing with Wells Fargo Bank, National Association, for so long as such guarantees and loan remain in full force and effect.  In addition, the Fee Letters provide that the Company shall compensate each of Messrs. Seremet and Rosenbaum in consideration for each of their guarantees of the increased indebtedness incurred by the Company under the WCS Factoring Agreement, for so long as such guarantees and loan remain in full force and effect, $25,000 on each of: October 1, 2010, January 1, 2011, April 1, 2011 and July 1, 2011.  The foregoing description of the Fee Letters does not purport to be complete and is qualified in its entirety by reference to the Fee Letters, copies of which are attached hereto as Exhibits 10.2 and 10.3 and which are incorporated herein by reference.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference and made a part hereof.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

10.1	Second Amendment to Factoring and Security Agreement, by and between Zoo Publishing, Inc. and Working Capital Solutions, Inc., dated October 1, 2010.

10.2	Amended and Restated Letter Agreement, by and between Zoo Entertainment, Inc. and Mark Seremet, dated October 1, 2010.

10.3	Amended and Restated Letter Agreement, by and between Zoo Entertainment, Inc. and David Rosenbaum, dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name:	David Fremed
Title:	Chief Financial Officer